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                                                                   Exhibit 23.02

                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post-Effective Amendment No. 3 to Form S-1 on Form S-3 No. 333-90857) and related Prospectus of Intersil Corporation for the registration of 10,950 warrants and 202,789 underlying shares of Class A Common Stock and to the incorporation by reference therein of our report dated January 22, 2001, with respect to the consolidated financial statements and schedule of Intersil Holding Corporation included in its Transition Report (Form 10-K) for the 26-week period ended December 29, 2000 and our report dated July 21, 2000, with respect to the consolidated financial statements and schedule of Intersil Holding Corporation included in its Annual Report (Form 10-K) for the 46-week period ended June 30, 2000, as amended in its Form 10-K/A-1, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP
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Ernst & Young LLP

Jacksonville, Florida
June 6, 2001